RELIABILITY INCORPORATED

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 X  Definitive Proxy Statement

     Definitive Additional Materials

     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Reliability Incorporated
(Name of Registrant as Specified in Its Charter)

Reliability Incorporated
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 X  No fee required
      $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
            Item 22(a)(2) of Schedule 14A.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

RELIABILITY INCORPORATED

16400 Park Row
Houston, Texas 77084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2001

To the Shareholders of Reliability Incorporated:

Reliability Incorporated (the "Company") will hold its 2001 annual meeting of shareholders on April 25, 2001, at 10:00 a.m. Houston time. The meeting will be held at the Company's offices at 16400 Park Row, Houston, Texas 77084. The purposes of the meeting are:

1.	To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has designated the close of business on March 2, 2001, as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting.

Whether you expect to attend the meeting in person or not, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage is needed if such envelope is mailed in the United States.

By order of the Board of Directors,

Max T. Langley

Secretary

Date: March 12, 2001

RELIABILITY INCORPORATED

16400 Park Row
Houston, Texas 77084

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

Solicitation and revocation of proxies

The enclosed proxy is solicited by Reliability Incorporated, a Texas corporation (the "Company"), for use in connection with the 2001 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers' and banks' names. All solicitation costs will be paid by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. If no specification is made, the shares will be voted FOR all nominees for director, and in the discretion of the proxy holders on any other matter properly coming before the meeting. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

Proxy materials are expected to be mailed or delivered to shareholders on or about March 15, 2001.

Voting at the meeting

Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 2, 2001 will be entitled to vote at the meeting. As of such date, 6,588,565 shares were issued and outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors.

The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies. Directors are elected by a plurality of the votes cast at the meeting. The nominees who receive the greatest number of votes will be elected, even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such nominee.

RELIABILITY INCORPORATED
PROXY STATEMENT

OWNERSHIP OF COMMON STOCK

Principal shareholders

Based on information provided to the Company, as noted below, each of the following persons beneficially owned 5% or more of the 6,585,565 shares of Common Stock outstanding as of February 9, 2001 (after deducting 101,700 shares held in the treasury):
Name and address	Voting shares and percent of total outstanding (1)		Dispositive shares and percent of total outstanding (2)
Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	666,700	10.12%	666,700	10.12%
Steven T. Newby 555 Quince Orchard Road, Suite 606 Gaithersburg, MD 20878	644,935	9.79%	644,935	9.79%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	565,400	8.59%	565,400	8.59%
The Qubain Family Trust 28605 Matadero Creek Court Los Altos Hills, CA 94022	389,200	5.91%	389,200	5.91%

(1) Shares which the shareholder has the power to vote.
(2) Shares which the shareholder has the power to sell.

Fidelity Low-Priced Stock Fund ("Fund") owns 666,700 shares of Common Stock of the Company. The Fund's shares are voted under guidelines established by the Board of Trustees of the Fund. Fidelity Management & Research Company ("Fidelity"), the investment advisor to the Fund, has sole power to sell the Fund's shares and is deemed the beneficial owner of the shares under the rules of the Securities and Exchange Commission. Members of the Edward C. Johnson, III family control FMR Corp., which owns Fidelity.

Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 565,400 shares of Common Stock under the rules of the Securities and Exchange Commission. Dimensional furnishes investment advice to four investment companies and serves as an investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the stock of the Company. Dimensional disclaims beneficial (economic) ownership of all such shares.

The information provided above for Fidelity, Steven T. Newby, Dimensional and The Qubain Family Trust is based on filings made with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

RELIABILITY INCORPORATED
PROXY STATEMENT

The Company's Employee Stock Savings Plan (the "Plan") owns a total of 559,070 shares (8.49% of the 6,585,565 shares of Common Stock outstanding as of February 9, 2001) of Common Stock. Each employee of the Company who participates in the Plan may direct the Trustee of the Plan on how to vote the stock beneficially owned by such employee, and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit. No employee owns 5% or more of the Company's shares through the Plan.

Security ownership of management

As of March 2, 2001, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table and all directors and officers as a group is shown below.
		Amount and nature of beneficial ownership
Name of individual or group	Voting and investment power (1)	Other beneficial ownership (2)	Stock options exercisable (3)	Percent of class (4)

Larry Edwards	124,600	39,063	151,600	4.49%
W.L. Hampton	8,000	-0-	-0-	*
John R. Howard	2,100	-0-	-0-	*
Thomas L. Langford	20,000	-0-	30,000	*
Philip Uhrhan	5,000	-0-	30,000	*
Max T. Langley	27,600	29,817	64,000	1.73
James M. Harwell	16,249	31,312	58,751	1.51
J.E. (Jim) Johnson	21,600	8,199	54,700	1.20
Paul Nesrsta	27,000	14,848	48,000	1.28
All executive officers and directors as a group (nine persons)	252,149	123,239	437,051	11.56

*   Less than 1%
(1)	Each person has the sole power to vote and sell the shares shown in this column except that Mr. Edwards has shared power with his spouse to vote and sell 61,200 of the shares reported above.
(2)

Represents shares allocated to the executive officer through his participation in the Company's Employee Stock Savings Plan (the "Plan"), according to the latest statement for said Plan, which is as of December 31, 2000. Employees have the right to direct the vote of all shares held in the Plan, and, under certain circumstances, an employee can direct the sale of some or all of the shares held for his benefit.

(3)

Shares listed in the stock options exercisable column represent shares that are exercisable by the named individual as of March 2, 2001 and within 60 days thereafter under the Company's stock option plan.

(4)

The percent stated in this column is based on the total beneficial ownership of the individual or group as a percent of the 6,588,565 shares of Common Stock outstanding as of March 2, 2001, plus the 437,051 shares acquirable under stock options on, or within 60 days of, March 2, 2001.

The Company is not aware of any contract or agreement which may at any subsequent date result in a change in control of the Company.

RELIABILITY INCORPORATED
PROXY STATEMENT

ELECTION OF DIRECTORS

At the meeting, five directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy holders in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table, unless authority to vote for all or any of such nominees is withheld on such proxy.
Name	Director since	Age	Other positions and offices presently held with the Company (and other principal occupation, if different)

Larry Edwards	1995	59	Chairman of the Board of Directors, President and Chief Executive Officer
W.L. Hampton	1984	72	(retired)
John R. Howard	1971	67	(attorney-at-law)
Thomas L. Langford	1980	59	(chief financial officer, Consolidated Contractors International Co. S.A.L.)
Philip Uhrhan	1997	51	(vice president finance, Solvay America, Inc.)

Mr. Edwards has been President and Chief Executive Officer of the Company since 1993 and has been a Director and Chairman of the Board of Directors since 1995. From 1990 to 1993, he served as President and Chief Operating Officer of the Company. Mr. Edwards joined the Company in 1977 as Manager of Engineering, Planning and Manufacturing Systems, and subsequently held the positions of Vice President - Operations, Corporate Vice President - Systems, and Executive Vice President - Systems.

Mr. Hampton has been a Director of the Company since 1984. Mr. Hampton was President of S.I.P. Engineering, Inc., an engineering and construction company, from 1984 until his retirement in 1993.

Mr. Howard has been a Director of the Company since 1971. He is and has been for more than five years an attorney in private practice.

Mr. Langford has been a Director of the Company since 1980. Mr. Langford's principal occupation has been that of Chief Financial Officer of Consolidated Contractors International Co. S.A.L., an engineering and construction company, since February 2001. He was Executive Vice President of Stone and Webster, Inc., a professional engineering, construction and consulting company, from 1997 to July 2000. In June 2000, Stone and Webster, Inc. filed a Chapter 11 Bankruptcy, and Mr. Langford served, from July 2000 until January 2001 as President and Chief Restructuring Officer of the Debtor in Possession of Stone and Webster. From 1991 until 1996, Mr. Langford was President of Parsons Corporation, an engineering and construction company.

Mr. Uhrhan has been a Director of the Company since 1997. Mr. Uhrhan's principal occupation has been that of Vice President Finance of Solvay America, Inc., a chemical and pharmaceuticals company, since 1996. He also serves as a Director of Duramed Pharmaceuticals, Inc. Mr. Uhrhan was a Partner with Ernst & Young LLP for more than five years prior to his employment by Solvay America, Inc.

Management believes that each person proposed to be elected a director is willing and able to serve if elected. If a situation arises in which any nominee is unable or unwilling to serve, proxies will be voted for a nominee selected by the Board of Directors of the Company.

RELIABILITY INCORPORATED
PROXY STATEMENT

Board of Directors' meetings and committees

The Company's Board of Directors held four meetings during 2000. All incumbent directors except Mr. Uhrhan attended 75% or more of the meetings of the Board of Directors. Mr. Uhrhan attended 50% of the meetings.

The Company's audit committee, composed of independent directors Messrs. Langford, Howard and Uhrhan, held three meetings during 2000, and all members attended all meetings, except Mr. Uhrhan who attended one meeting. The audit committee reviews and approves all services to be performed by independent auditors and the fees therefor, consults with independent auditors and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent auditors. The audit committee is governed by a written charter approved by the Board of Directors. A copy of the charter is included in Appendix A. Additional information regarding the functions performed by the committee is set forth below in the "Report of the Audit Committee."

The compensation committee, composed of Messrs. Hampton and Howard, met two times during 2000. Mr. Howard attended both meetings and Mr. Hampton attended one meeting. The compensation committee reviews executive compensation and benefit plans, recommends changes therein, and makes recommendations to the Board of Directors concerning executive salaries, incentive plans and options to be granted to executives under the Company's stock option plan. The Compensation Committee Report is included below.

Audit Committee Report

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors includes three directors who are independent, as defined by the standards of the Nasdaq(r) Stock Exchange. Management has the primary responsibility for the preparation of financial statements and maintaining the reporting process, including implementing and maintaining the systems of internal controls. The Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. In July 2000, the Committee adopted the charter appearing at Appendix A to this proxy statement. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report and considered the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee met three times during the year ended December 31, 2000 and the Committee Chairman, on behalf of the Committee, reviewed with the independent auditors the interim financial information included in the March 31, June 30, and September 30, 2000 Form 10-Qs prior to their being filed with the Securities and Exchange Commission.

The independent auditors provided the Committee a written statement describing the relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and considered the compatibility of non-audit services with the auditors' independence.

RELIABILITY INCORPORATED
PROXY STATEMENT

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communications with Audit Committees."

With and without management present, the Committee discussed and reviewed the results of the independent auditors' examination of the Company's December 31, 2000 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, the basis for management's accounting estimates and the disclosures in the financial statements.

The Committee reviewed the Company's audited financial statements as of and for the year ended December 31, 2000, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Thomas L. Langford, Chairman

Philip Uhrhan

John R. Howard

Compensation Committee Report on executive compensation

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Reliability Incorporated submits this report on executive compensation to the Board of Directors and the Company's shareholders. This report covers components of executive compensation and the bases for the Committee's compensation decisions. The Committee's goals are to establish compensation for executive officers that ensures a fair and competitive salary and additional incentive compensation which is related directly to the financial success of the Company and the performance of the officers and to motivate executive personnel to achieve corporate objectives. A fundamental principle of the compensation program is to align the amount of an executive's total compensation with his contribution to the success of the Company. The program has the following components:

Base salary

Salaries for the chief executive officer ("CEO") and each other executive officer are set annually. The Committee strives to set salaries that are competitive with those paid by companies of similar size and revenue in the industry. The Company utilizes the currently available American Electronics Association Executive Compensation Survey ("AEA Survey") to determine appropriate and competitive salaries.

RELIABILITY INCORPORATED
PROXY STATEMENT

The salaries of the CEO and other executives were not increased in 1999 or 2000. Salaries for the CEO and other executives were not increased because the Company's financial performance for 1999 was below acceptable levels and the business plan for 2000 indicated the Company's financial performance would remain below acceptable levels for an indefinite period of time. The level of the Company's loss in 1999 and income in 2000 resulted in income factors, coupled with individual performance factors, being set at levels that resulted in the CEO and certain executive officers receiving total compensation, including incentive compensation, if any, for 1999 at amounts below the 25th percentile of the AEA Survey and somewhat below the 75th percentile in 2000.

The Committee reviews the overall financial performance of the Company, its gross, operating and net profits, the performance of the Company's officers and the business plan for the upcoming year, as well as the applicable AEA Survey, to determine appropriate and competitive salaries. The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary, excluding incentive compensation, using the 25th percentile results of the AEA Compensation Survey.

Short-term incentive compensation

In addition to base salary, the Company has an incentive plan which applies to the CEO, all other executive officers, the directors and all salaried employees of the Company. The incentive plan has three components:

1.	a quantitative measure based on income before income tax of:
(a)	the Company as a whole in the case of the CEO and certain other executive officers; or
(b)	the subsidiary, industry segment or division ("Profit Center") of the Company for which the executive is responsible;
2.	a qualitative measure, which is an evaluation of each individual's performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and
3.	a target bonus.

The Committee's approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined goals. The CEO and executive officers are only eligible for bonuses when the Company as a whole and/or the Profit Center for which such officer is responsible reports income before income taxes as a percent of revenues equal to or greater than 5%.

1.

Target bonuses, for 2000, ranged from 40% of salary for the CEO to 30% for executive officers. The actual bonus paid, in 2000, to the CEO was 62% of his base salary and ranged from 40% to 42% of salary for the other executive officers. Actual bonus amounts for any or all officers can exceed target bonuses when the Company's (or Profit Center's for which the officer is responsible) profit before income taxes exceeds income goals and the individual officer's performance factor exceeds a rating of 1.0, and will be less than target bonuses if the appropriate net income before income taxes does not reach the specified goals or an individual officer's performance factor is judged to be between 0 and 1.0.

RELIABILITY INCORPORATED
PROXY STATEMENT
2.

Target bonuses, for 1999, ranged from 40% of salary for the CEO to 30% for executive officers. There were no bonuses paid, in 1999, to the CEO or the other executive officers. In establishing that no bonuses would be paid for 1999, the Committee and the CEO considered the decrease in revenues and the loss before income taxes.

All salaried employees of the Company received bonuses in 2000; such bonuses ranged from 2% to 30% of base salary, exclusive of bonuses paid to executive officers. Approximately 20 salaried employees of a subsidiary of the Company received bonuses in 1999 due to the fact the subsidiary was profitable in 1999; such bonuses ranged from 3% to 16% of salary. The other salaried employees of the Company did not receive a bonus in 1999 due to the losses reported by the Company and applicable Profit Centers.

Stock based compensation

The Company's long-term compensation program consists of options granted under the Company's Amended and Restated 1997 Stock Option Plan. The Committee encourages stock ownership by executives and managers so that they have a vested interest in the growth and profitability of the Company. Stock options are used as a component of the total compensation package to reward performance, to equalize benefits with those offered by comparable companies and to encourage key personnel to remain with the Company. In addition, stock options emphasize the objective of increasing shareholder value and encouraging share ownership by management in accordance with established guidelines. In general, options granted to the CEO and executives vest in installments over a period of approximately two to three years. The option agreements encourage the CEO and executives to own shares with a market value, at date of grant, equivalent to one times base annual compensation. If the executive does not own the required number of shares on the date the applicable installment would vest, the option installment expires or the exercise period for certain unexercised shares is shortened from ten years to two to three years.

The Board of Directors functions as the administrative committee for the Option Plan and consults with the Committee and grants options based on its subjective determination of the relative current and future contribution that each optionee has or may make to the long-term goals of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to the CEO and each of the named executive officers during the 2000 fiscal year. Each option was granted at the fair market value of the Company's Common Stock on the date of grant. In 2000, stock options were granted to 18 key employees, including the CEO and named executive officers, for the purchase of a total of 176,000 shares of Common Stock at a price per share of $3.50 per share, which was the fair market value of the Company's stock on the date the options were granted.

Benefits

The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.

Respectfully submitted,

W.L. Hampton, Chairman

John R. Howard

RELIABILITY INCORPORATED
PROXY STATEMENT

COMPENSATION OF EXECUTIVES

Summary compensation table

The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal years 2000, 1999 and 1998 to the chief executive officer and the four other highest paid executive officers and directors whose remuneration exceeded $100,000 in 2000.
	Annual compensation			Long-term compensation
(a)	(b)	(c)	(d)	(g)	(i)
Name and principal position	Year	Salary	Annual bonus	Securities underlying options (#)	All other compen-sation (1)
Larry Edwards, President, Chairman of the Board, and Chief Executive Officer	2000 1999 1998	$180,000 180,000 174,760	$111,239 - 230,037	35,000 70,000 35,000	$ 7,650 4,800 12,800

Max T. Langley, Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2000 1999 1998	109,980 109,980 108,864	44,179 - 93,388	15,000 30,000 15,000	4,970 3,215 11,387

James M. Harwell, Vice President	2000 1999 1998	107,200 107,200 105,560	44,629 - 125,904	15,000 30,000 15,000	4,824 3,133 11,282

J.E. (Jim) Johnson, Vice President	2000 1999 1998	106,600 106,600 105,586	44,380 - 108,508	15,000 30,000 15,000	5,087 3,116 10,523

Paul Nesrsta, Vice President	2000 1999 1998	102,024 102,024 100,728	42,475 - 111,839	15,000 30,000 15,000	4,591 3,061 11,133

In 1998, 1999 and 2000, the Company did not provide any other compensation or long-term compensation plans for executive officers; thus columns (e), (f) and (h) are omitted from the above table.

(1)	Amounts shown in this column represent the Company's matching and annual profit sharing contributions to the Employee Stock Savings Plan for the benefit of the named individual.

RELIABILITY INCORPORATED
PROXY STATEMENT

The Company sponsors an Employee Stock Savings Plan (the "Plan"). All U.S. employees of the Company who have been employed for six months are covered by the Plan. The Plan allows an employee to contribute up to 15% of defined compensation to the Plan. Contributions to the Plan by executive officers have been limited (9% in 2000 and 10% in 1999) by provisions of the Internal Revenue Code. The Company matches employee contributions at a rate equal to 50% of the employee's contributions, but the Company's matching contribution is limited to 2% of the employee's defined compensation. The Company also makes a contribution in an amount equal to 1% of the defined compensation of all participants. In addition, the Company makes additional voluntary profit sharing contributions based on the consolidated profits of the Company. The maximum voluntary profit sharing contribution is 5% of compensation. The Company did not make an additional voluntary profit sharing contribution for 1999, and the Company's additional profit sharing contribution was 1-1/2% in 2000.

The Company has no long-term compensation plans, awards or arrangements, except for the Amended and Restated 1997 Stock Option Plan. The Company has no stock appreciation rights or option plans. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to directors

Non-employee directors are paid a fee of $1,000 per month, participate in an incentive bonus program similar to the bonus program described in the Compensation Committee Report and participate in the Amended and Restated 1997 Stock Option Plan. Incentive bonuses paid to directors are based on the Company's performance and profitability. In 2000, each director received a bonus of $6,180 in addition to the monthly fee. In 1999, the Company was not profitable; thus the directors did not receive a bonus for 1999.

Stock Option Plan

Under the Amended and Restated 1997 Stock Option Plan ("Option Plan"), option grants are available to officers, directors and key employees. The objectives of the Option Plan are to promote the interests of the Company by providing an ownership incentive to officers, directors and key employees, to reward outstanding performance, and to encourage continued employment.

Under the Option Plan, the Board of Directors, which acts as Plan Administrator, determines the officers, directors and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. The Option Plan provides for the grant of stock options to purchase an aggregate of up to 1,500,000 shares of the Company's Common Stock. All options are issued at market value on the date of the grant.

The Board of Directors granted options to employees to purchase 176,000 shares of Common Stock during 2000. At December 31, 2000, options outstanding covered a total of 795,000 shares of Common Stock. Options covering 476,000 shares, including 60,000 shares exercisable by outside directors, were exercisable, and options covering 319,000 shares were not yet exercisable. The purchase prices for the shares covered by existing unexercised options ranged from $2.57 to $20.25, which was market value on the date of grant.

RELIABILITY INCORPORATED
PROXY STATEMENT

Option grants in last fiscal year

The following table provides certain information with respect to stock options granted during the fiscal year ended December 31, 2000, under the Option Plan, to the executive officers named in the compensation table above.
Name	Number of securities underlying options granted	% of total options granted to employees in 2000	Exercise price $/share(1)	Expiration date(2)	Potential realizable value at assumed annual rates of stock price appreciation for option term(3)
(a)	(b)	(c)	(d)	(e)	5% (f)	10% (g)
Larry Edwards	35,000	19.9%	$3.50	11/15/10	$77,000	$195,300
Max T. Langley	15,000	8.5	3.50	11/15/10	33,000	83,700
James M. Harwell	15,000	8.5	3.50	11/15/10	33,000	83,700
J.E.(Jim) Johnson	15,000	8.5	3.50	11/15/10	33,000	83,700
Paul Nesrsta	15,000	8.5	3.50	11/15/10	33,000	83,700

(1)	The exercise price is the market price on the date of grant.
(2)

Varying amounts of the options will terminate early, beginning in March 2004, if optionee does not own a specified number of shares on specified dates. Generally, the options will expire in one to three installments over a three-year period from the original grant date.

(3)

Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

RELIABILITY INCORPORATED
PROXY STATEMENT

Aggregate option exercises in 2000 and outstanding stock option values as of December 31, 2000

The following table discloses for the executive officers named in the above tables information regarding options to purchase the Company's Common Stock which were exercised during 2000 and options to purchase the Company's Common Stock held at the end of 2000.
Name	Shares acquired on exercise	Value realized upon exercise	Number of securities underlying unexercised options at 12/31/00 Exercisable Unexercisable		Value of unexercised in-the-money options at 12/31/00 (1) Exercisable Unexercisable
(a)	(#) (b)	(c)	(#) (d)	(#) (e)	(f)	(g)

Larry Edwards	-	$ -	122,600	64,000	$ -	$ -

Max T. Langley	1,000	2,250	47,000	32,000	-	-

James M. Harwell	-	-	43,751	30,000	-	-

J.E. (Jim) Johnson	5,000	15,600	42,200	27,500	-	-

Paul Nesrsta	17,000	25,500	33,000	30,000	-	-

(1)

The amounts, if any, in these columns are calculated using the difference between the exercise price and the closing price ($2.41) for the Common Stock on The Nasdaq Stock Market(r) on December 31, 2000 of in-the-money stock options. There were no in-the-money options at December 31, 2000 because the option price of all outstanding options exceeded the December 31, 2000 closing price of $2.41.

Performance graph

The following performance graph compares the five year cumulative total return to shareholders for the Company's Common Stock to (1) the Nasdaq Non-Financial Stocks Index (which includes the Company) and (2) the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1995 and that all dividends (the Company did not pay any cash dividends) were reinvested.

(Graph is displayed here)

Comparison of Five-Year Cumulative Total Return
	For Years Ended December 31,
	1995	1996	1997	1998	1999	2000
Reliability Common Stock	$100	$ 88	$386	$119	$ 79	$ 68
Nasdaq Non-Financial Stocks	100	121	142	209	409	238
Nasdaq Stock Market Total Return	100	123	151	213	395	238

RELIABILITY INCORPORATED
PROXY STATEMENT

Section 16(a) beneficial ownership reporting compliance

The Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers and 10% stockholders (if any) report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and representations received from persons subject to such reporting requirements, all filings were timely during the year ended December 31, 2000, except that it was determined that Mr. Uhrhan, a director of the Company, failed to file one Form 4 on a timely basis. Mr. Uhrhan filed a Form 5 on January 15, 2001 to report an August 2000 transaction.

Compensation Committee interlocks and insider participation

The compensation committee is composed of Messrs. Hampton and Howard. Neither of such persons is or has been an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, any of whose executive officers or directors serves as a director of the Company.

Certain transactions

In December 1998, the Company purchased assets associated with two integrated circuit testing and conditioning service labs from Basic Engineering Services and Technology Labs, Inc. ("BEST"). As partial consideration for the purchase, the Company issued shares of Common Stock to BEST, and BEST became a shareholder of the Company. BEST subsequently transferred the shares of Common Stock to The Qubain Family Trust (389,200 shares as of February 9, 2001), which controls BEST (see Principal shareholders). The Company entered into a two year consulting agreement with BEST to provide business transition advice and marketing and customer support services. The Company paid annual fees, during the two year period ending November 30, 2000, of $150,000 to BEST under the consulting agreement. During 2000, a subsidiary of the Company purchased three machines used to test and process integrated circuits from BEST for an aggregate purchase price of $250,000. The subsidiary leased one of the machines from BEST for approximately 12 months prior to purchasing the tester. The lease payments made to BEST totaled approximately $100,000.

INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for 2001. Ernst & Young LLP has served as the Company's independent auditors since 1974. A representative of such firm is expected to be present at the meeting, will be given the opportunity to make a statement if so desired and will respond to appropriate questions.

Audit fees

Amounts paid to Ernst & Young LLP for the year ended December 31, 2000 were fees for the annual audit of $95,000 and all other fees of $71,000. All other fees included $29,000 in audit related services and $42,000 related to the preparation of income tax returns, the stock savings plan audit and various

RELIABILITY INCORPORATED
PROXY STATEMENT

other accounting matters. The Company's audit committee has reviewed the fees paid to and services provided by Ernst & Young LLP as they related to non-audit services and has considered their compatibility with Ernst & Young LLP maintaining its independence.

THE TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at this meeting. If any other business properly comes before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxy.

Proposals by shareholders for 2002 annual meeting of shareholders

Shareholders desiring to present proposals to the shareholders of the Company at the 2002 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than November 16, 2001, and must otherwise comply with Rule 14(a)-8 under the Securities Exchange Act of 1934.
By order of the Board of Directors,
Larry Edwards Chairman
Date: March 12, 2001

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2000.

RELIABILITY INCORPORATED
PROXY STATEMENT

APPENDIX A

RELIABILITY INCORPORATED
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Reliability Incorporated Audit Committee.

1.

The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.

2.	The Committee shall review, reassess and approve this charter at least annually and obtain the approval of the Board of Directors.
3.

All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.

1.	In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company.
2.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

1.	The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board.
2.	Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.
3.	The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.
4.	The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

A-1

RELIABILITY INCORPORATED
PROXY STATEMENT

APPENDIX A (Continued)

RELIABILITY INCORPORATED
AUDIT COMMITTEE CHARTER

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate. The Chief Executive Officer, Chief Financial Officer, members of the Audit Committee and management of the Company are authorized to communicate with the independent auditors financial information, information and matters necessary to ensure compliance with this charter and to provide to the independent auditors the information necessary for them to audit the Company's financial statements.

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders.

The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors.

The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

The Chief Financial Officer and management will prepare the Company's Quarterly Report on Form 10-Q and provide a copy of the report to the independent auditors. The Committee will establish a "contact" date before each quarterly filing date. The independent auditors will review the Company's interim financial statements with management prior to the established contact date. If, in the judgement of the independent auditors, items require discussion with the Committee, the auditors will contact the Committee and shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

A-2

RELIABILITY INCORPORATED
PROXY STATEMENT

APPENDIX A (Continued)

RELIABILITY INCORPORATED
AUDIT COMMITTEE CHARTER

The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including its judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

A-3

RELIABILITY INCORPORATED PROXY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 2001

The undersigned hereby appoints Larry Edwards and Max T. Langley, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Common Stock of Reliability Incorporated (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company on Wednesday, April 25, 2001, at 10:00 a.m., Houston time, and any adjournment thereof.

This proxy is solicited by the Reliability Incorporated Board of Directors. THIS PROXY WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CONTRARY SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, ALL AS DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

------------------------------------------------------------------------------------------------------------------------

FOLD AND DETACH HERE

RELIABILITY INCORPORATED

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER

USING DARK INK ONLY /X/

		For All	Withheld All	For All Except
1.	Election of Directors: Nominees: 01) Larry Edwards, 02) W. L. Hampton, 03) John R. Howard, 04) Thomas L. Langford, 05) Philip Uhrhan	/ /	/ /	/ /
For ALL except nominees crossed out
		For	Against	Abstain
2.	In their discretion, the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.	/ /	/ /	/ /

Please sign exactly as your name appears on your stock certificate. When signing as an executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.

Dated: , 2001

Signature

Signature, if held jointly, or office or title held

-------------------------------------------------------------------------------------------------------------------------

FOLD AND DETACH HERE